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                                                                    Exhibit 10.5

                 (AIR COMMERCIAL REAL ESTATE ASSOCIATION LOGO)

                   STANDARD MULTI-TENANT OFFICE LEASE - GROSS
                     AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.   BASIC PROVISIONS ("BASIC PROVISIONS").

     1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only December 20, 2004, is made by and ______ between Electro Rent Corporation, a California Corporation ("Lessor") and Techno Concepts Inc., a Colorado Corporation ("Lessee"), (collectively the "Parties", or individually a "Party").

     1.2(a) PREMISES: That certain portion of the Project (as defined below), known as Suite Numbers(s) 202, 2nd floor(s), consisting of approximately 7,410 rentable square feet and approximately 6,616 useable square feet ("PREMISES"). The Premises are located at: 6060 Sepulveda Blvd., in the City of Van Nuys, County of Los Angeles, State of California, with zip code 91411. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, the area above the dropped ceilings, or the utility raceways of the building containing the Premises ("BUILDING") or to any other buildings In the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project." The Project consists of approximately 76,697 rentable square feet. (See also Paragraph 2)

     1.2(b) Parking: eighteen (18) unreserved and zero (0) reserved vehicle parking spaces at a monthly cost of $S35.00 per unreserved space and $N/A per reserved space. (See Paragraph 2.6)

     1.3 Term: three (3) years and zero (0) months ("Original Term") commencing March 01, 2005 ("Commencement Date") and ending February 29, 2008 ("Expiration Date"). (See also Paragraph 3)

     1.4 Early Possession: upon completion of Tenant Improvements ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

     1.5 Base Rent: $13, 543.00 per month ("Base Rent)", payable on the first
(1st) day of each month commencing March 01, 2005. (See also Paragraph 4)

[X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. (Addendum #53)

     1.6 Lessee's Share of Operating Expense Increase: nine point four three percent (9.43%) ("Lessee's Share"). Lessee's Share has been calculated by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Project and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Project.

     1.7 Base Rent and Other Monies Paid Upon Execution:

          (a)  Base Rent: $13,543.00 for the period March 01 - 31, 2005.

          (b) Security Deposit: $40,629.00 ("Security Deposit"). (See also Paragraph 5)

          (c)  Parking: $630.00 for the period March 01 - 31, 2005.

          (d) other: $75.00 for twenty-three (23) workstations -included in. 1.7(a), above.

          (e)  Total Due Upon Execution of this Lease: $54,802.00.

     1.8 Agreed Use: software engineering office. (See also Paragraph 6)

     1.9 Base Year; Insuring Party. The Base Year is 2005. Lessor is the "Insuring Party". (See also Paragraphs 4.2 and 8)

     1.10 Real Estate Brokers: (See also Paragraph 15)

          (a) Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

[X] Beitler & Associates Inc., DBA Beitler Commercial Realty Services represents Lessor exclusively ("Lessor's Broker");

[X] Sterling Financial represents Lessee exclusively ("Lessee's Broker"); or

[ ] represents both Lessor and Lessee ("Dual Agency").

          (b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of -- or --% of the total Base Rent for the brokerage services rendered by the Brokers).

     1.11 Guarantor. The obligations of the Lessee under this Lease shall be guaranteed by N/A ("Guarantor"). (See also Paragraph 37)

     1.12 Business Hours for the Building: 7:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 9:00 a.m. to 12:00 p.m. on Saturdays (except Building Holidays). "Building Holidays" shall mean the dates of observation of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and _______________________.

     1.13 Lessor Supplied Services. Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following:

[ ] Janitorial services

[ ] Electricity

[ ] Other (specify): ___________________________________________________________

     1.14 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

[X] an Addendum consisting of Paragraphs 51 through 60;

[X] a plot floor plan depicling the Premises; Exhibit A

[X] a current set of the Rules and Regulations;

[ ] a Work Letter;

[ ] a janitorial schedule;

[X] other (specify): Exhibit B - Parking Plan


/s/ Illegible                           /s/ Illegible
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INITIALS                                INITIALS

(C)1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION


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